Exhibit B-1











                    MISSISSIPPI BUSINESS FINANCE CORPORATION

                                       and

                               GULF POWER COMPANY











                                 LOAN AGREEMENT











                          Dated as of February 1, 1996







                    Relating to $21,200,000 Pollution Control
                      Revenue Refunding Bonds, Series 1996
                          (Gulf Power Company Project)

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS


             (This Table of Contents is for convenience of reference
                 only and is not a part of this Loan Agreement)

                                                                          PAGE

                                    ARTICLE I

DEFINITIONS................................................................  1


                                   ARTICLE II

                   ACQUISITION AND COMPLETION OF THE PROJECT;
                              ISSUANCE OF THE BONDS

SECTION 2.1.               Acquisition and Completion of the
                            Project........................................  2
SECTION 2.2.               Issuance of Series 1996 Bonds;
                            Additional Bonds...............................  2


                                   ARTICLE III

                     LOAN BY ISSUER; PROVISIONS FOR PAYMENT

SECTION 3.1.               Loan by Issuer..................................  3
SECTION 3.2.               Delivery of Notes by Company; Other Amounts
                           Payable.........................................  3
SECTION 3.3.               Obligation of the Company Unconditional.........  4
SECTION 3.4.               First Mortgage Bonds............................  4
SECTION 3.5.               Assignment and Pledge of Payments and Rights
                           Under the Notes, the Agreement and the First
                           Mortgage Bonds..................................  5


                                   ARTICLE IV

                                SPECIAL COVENANTS

SECTION 4.1.               No Warranty of Suitability by the Issuer........  5
SECTION 4.2.               Use of Project..................................  5
SECTION 4.3.               Indemnity Against Claims........................  5
SECTION 4.4.               Inspection of the Project.......................  6

                                TABLE OF CONTENTS
                                   (continued)
                                                                         PAGE


SECTION 4.5.               The Company to Maintain Its Corporate
                            Existence; Conditions Under Which
                            Exceptions Permitted...........................  6
SECTION 4.6.               Annual Statement................................  7
SECTION 4.7.               Further Assurances and Corrective
                            Instruments....................................  7
SECTION 4.8.               Maintenance of Project by Company...............  7
SECTION 4.9.               Redemption or Purchase of Bonds.................  7
SECTION 4.10.              Tax Covenants...................................  8
SECTION 4.11.              Ad Valorem Taxes  . . . . . . . .. . . . . . . .  8


                                    ARTICLE V

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 5.1.               Events of Default...............................  8
SECTION 5.2.               Remedies on Default............................. 10
SECTION 5.3.               Agreement to Pay Attorneys' Fees
                            and Expenses................................... 10
SECTION 5.4.               No Additional Waiver Implied by
                            One Waiver..................................... 11


                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1.               Term of This Agreement.......................... 11
SECTION 6.2.               Notices......................................... 11
SECTION 6.3.               Binding Effect.................................. 11
SECTION 6.4.               Severability.................................... 12
SECTION 6.5.               Amounts Remaining in the Bond Fund.............. 12
SECTION 6.6.               Amendments...................................... 12
SECTION 6.7.               Execution in Counterparts....................... 12
SECTION 6.8.               Applicable Law.................................. 12
SECTION 6.9.               Captions........................................ 12
SECTION 6.10.              Other Financing................................. 12

TESTIMONIUM

SIGNATURES AND SEALS

EXHIBIT A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

         LOAN AGREEMENT dated as of February 1, 1996 between the MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation duly created and validly existing pursuant to the Constitution and laws of the State of Mississippi (the "Issuer"), authorized to exercise the powers conferred by Title 57, Chapter 10,
Article 7 of the Mississippi Code of 1972, as amended and supplemented (the "Act"), and GULF POWER COMPANY, a corporation organized and existing under the laws of the State of Maine and qualified and doing business as a foreign corporation in the State of Mississippi (the "Company"), evidencing the agreement of the parties hereto.

         In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt, liability or obligation of the Issuer, or of the State of Mississippi or any political subdivision thereof but shall be payable solely out of the revenue and proceeds derived from this Agreement and the Notes (hereinafter defined), the sale of the Bonds referred to herein and any amounts received from the First Mortgage Bonds referred to in Section 3.4 hereof):


                                    ARTICLE I

                                   DEFINITIONS

         "Additional Bonds", "Bond Fund", "Bondholder", "Bonds", "Code", "Government Obligations", "1954 Code", "Rebate Agreement" and "Trustee" have the same meanings given and assigned to such words in Article I of the Indenture (hereinafter defined).

         "Agreement" means this Loan Agreement and any amendments and supplements hereto.

         "Event of Default" means any of the occurrences enumerated in Section 5.1 of this Agreement.

         "First Mortgage" means the Indenture dated as of September 1, 1941 between the Company and The Chase Manhattan Bank (National Association) and The Citizens & Peoples National Bank of Pensacola, as trustees, as heretofore and hereafter supplemented and amended, including but not limited to the Supplemental Indenture dated as of February 1, 1996.

         "First Mortgage Bonds" means first mortgage bonds issued under the First Mortgage pursuant to, and having the terms described in, Section 3.4 hereof.

         "Indenture" means the Trust Indenture dated as of February 1, 1996, relating to the Bonds, between the Issuer and Hancock Bank, Gulfport, Mississippi, as Trustee, pursuant to which the

Bonds are authorized to be issued, and including any indenture supplemental thereto.

         "Loan" means the loan to be made by the Issuer to the Company of the proceeds (which shall be deemed to include the underwriting discount, if any, and original issue discount, if any) of the sale of the Bonds, exclusive of any accrued interest paid by the initial purchasers of the Bonds upon the delivery thereof.

         "Notes" means the non-negotiable promissory notes of the Company issued pursuant to Section 3.2 hereof, in the form set forth in Exhibit A hereto.

         "Original Agreement" means the Amended and Restated Installment Sale Agreement dated as of May 1, 1981, between Jackson County, Mississippi, and the Company.

         "Project" means the pollution control facilities described in the Original Agreement.

         "Series 1991 Bonds" means the $21,200,000 Jackson County, Mississippi Pollution Control Revenue Refunding Bonds (Gulf Power
Company Project) Series 1991.

         "Series 1996 Bonds" means the bonds authorized to be issued under
Section 2.02 of the Indenture.


                                   ARTICLE II

                   ACQUISITION AND COMPLETION OF THE PROJECT;
                              ISSUANCE OF THE BONDS

         SECTION 2.1. Acquisition and Completion of the Project. The Company represents that the acquisition, installation and construction of the Project have been completed pursuant to the Original Agreement.

         SECTION 2.2. Issuance of Series 1996 Bonds; Additional Bonds. In order to provide funds to refund the Series 1991 Bonds, the Issuer agrees that it will initially issue and deliver the Series 1996 Bonds to the purchasers thereof at a price to be approved in advance by the Company and apply and deposit the proceeds thereof in accordance with the terms of the Indenture. The Indenture shall be satisfactory in form and substance to the Company and shall provide the manner in which, and the purposes for which, proceeds of Bonds may be used and invested.

         If no Event of Default shall have occurred and be continuing, the Issuer will authorize the sale of and use its best efforts to sell from time to time, to the extent permitted by law, Additional Bonds, in amounts specified by the Company and upon the terms and conditions provided in the Indenture, for any purpose permitted by the Indenture. The Issuer will deposit the proceeds of any such Additional Bonds with the Trustee in accordance with the terms of the Indenture.


                                   ARTICLE III

                     LOAN BY ISSUER; PROVISIONS FOR PAYMENT

         SECTION 3.1. Loan by Issuer. The Issuer hereby agrees to make the Loan to the Company for the purpose, in the case of the proceeds of the Series 1996 Bonds, of redeeming the Series 1991 Bonds within 90 days after the date of initial issuance of the Series 1996 Bonds. The Company hereby agrees to cause the proceeds of the Series 1996 Bonds to be applied exclusively to the foregoing purpose and to cause the Series 1991 Bonds to be redeemed within 90 days after the date of initial issuance of the Series 1996 Bonds.

         SECTION 3.2. Delivery of Notes by Company; Other Amounts Payable. In order to evidence the Loan and the obligation of the Company to repay the same, the Company shall execute and deliver for each series of Bonds a Note in a principal amount equal to the aggregate principal amount of, and having the same stated rate or rates of interest as, such series of Bonds. Each Note shall be dated the date of the initial issuance of, and mature on the same maturity date or dates as, the series of Bonds issued concurrently therewith. If, at the date any payment on the Bonds is due, there are any available moneys in the Bond Fund, such moneys shall be credited against the payment then due under the Notes, first in respect of interest and then, to the extent of remaining moneys, in respect of principal.

         The Company will also pay: (i) the fees, charges and reasonable expenses of the Trustee and any paying agents under the Indenture, such fees, charges and reasonable expenses to be paid directly to the Trustee or paying agents for their respective accounts as and when such fees, charges and reasonable expenses become due and payable, (ii) any expenses and costs incurred or to be incurred by virtue of the issuance and sale of the Bonds, (iii) any expenses in connection with any redemption of the Bonds, (iv) any expenses in connection with the redemption of the aforementioned Series 1991 Bonds and (v) any amounts owed under the Rebate Agreement.

         SECTION 3.3. Obligation of the Company Unconditional. The obligation of the Company to make the payments as provided in this Agreement and the Notes and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional notwithstanding failure of the title to the Project or any part thereof, loss of title to (or the temporary use of) the Project by virtue of the exercise by others of the power of eminent domain, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Mississippi or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this Section 3.3 shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and, in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not violate the agreements on the part of the Company contained in the preceding sentence, but in no event shall the Company be entitled to any diminution of the amounts payable under the Notes and Section 3.2 hereof. The
Company may, however, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request.

         SECTION 3.4. First Mortgage Bonds. Concurrently with the Issuer's delivery of each series of Bonds to the Trustee, the Company will execute and deliver to the Trustee, in order to secure the Company's obligations under this Agreement and the Note issued concurrently therewith, First Mortgage Bonds, registered in the name of the Trustee equal in principal amount to such series of Bonds and having the same stated rate or rates of interest and the same maturity date or dates as such series of Bonds; provided, however, that if such series of Bonds is issued for the purpose of refunding all of the Bonds then outstanding, the Company may elect not to deliver such First Mortgage Bonds.

         SECTION 3.5. Assignment and Pledge of Payments and Rights Under the Notes, the Agreement and the First Mortgage Bonds. The Issuer shall assign and pledge to the Trustee as security under the Indenture all rights, title and interests of the Issuer in and to (i) the Notes and all payments thereunder,
(ii) this Agreement and all moneys receivable hereunder (except for payments under Sections 4.3 and 5.3 hereof) and (iii) the First Mortgage Bonds. The Company assents to such assignment and hereby agrees that, as to the Trustee, its obligations to make such payments shall be absolute and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee.


                                   ARTICLE IV

                                SPECIAL COVENANTS

         SECTION 4.1. No Warranty of Suitability by the Issuer. The Issuer makes no warranty either express or implied as to the Project, including its suitability for the Company's purposes or needs.

         SECTION 4.2. Use of Project. The Issuer does hereby covenant and agree that it will not take any action, other than pursuant to the exercise of its rights under Section 5.2 of this Agreement, to prevent the Company from having possession and enjoyment of the Project during the term of this Agreement and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have possession and enjoyment of the Project. The Issuer hereby acknowledges that it shall have no rights to the use or possession of the Project. The Issuer hereby further acknowledges that the Project will not constitute any part of the security for the Bonds other than any interest in the Company's property shared by all holders of the Company's first mortgage bonds issued under the First Mortgage, including the First Mortgage Bonds.

         SECTION 4.3. Indemnity Against Claims. The Company will pay and discharge and will indemnify and hold harmless the Issuer and the Trustee from
(a) any lien or charge upon payments by the Company to the Issuer under the Notes, the First Mortgage Bonds or hereunder, (b) any taxes, assessments, impositions and other charges upon payments by the Company to the Issuer under the Notes, the First Mortgage Bonds or hereunder and (c) any and all liability, damages, costs and expenses arising out of or resulting from the transactions contemplated by this Agreement and the Indenture or in any way related to the Project, including the reasonable fees and expenses of counsel. If any such lien or charge is sought to be imposed upon payments, or any such taxes, assessments, impositions or other charges are sought to be imposed, or any such liability, damages, costs and expenses are sought to be imposed, the Issuer and/or the Trustee will give prompt written notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

         SECTION 4.4. Inspection of the Project. The Company agrees that the Issuer and its duly authorized agents may at reasonable times enter upon the Project site and examine and inspect the Project and the books and records of the Company with respect to the Project.

         SECTION 4.5. The Company to Maintain Its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its corporate existence and qualification to do business in the State of Mississippi, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 4.5, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or under the laws of the United States of America) or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided that, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, the surviving, resulting or transferee corporation assumes, accepts and agrees in writing to pay and perform all of the obligations of the Company herein and under the Notes and is a Mississippi corporation or is qualified to do business in the State of Mississippi as a foreign corporation and that such consolidation or merger does not result in the loss of the exclusion from gross income for federal income tax purposes of interest on the outstanding Bonds.

         SECTION 4.6.Annual Statement. The Company agrees to have an annual audit made by its regular independent public accountants and within 180 days after the close of each fiscal year to furnish the Trustee and any Bondholder who may so request a balance sheet and statement of income and surplus showing the financial condition of the Company and its consolidated subsidiaries, if any, at the close of such fiscal year and the results of operations of the Company and its consolidated subsidiaries, if any, for such fiscal year, accompanied by a certificate or opinion of said accountants. The requirements of the Company pursuant to this
Section 4.6 may be satisfied by the submission to the Trustee and each Bondholder who may request such information of the Company's annual report to its shareholders, so long as the Company prepares such an annual report.

         SECTION 4.7. Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project and for carrying out the intention or facilitating the performance of this Agreement.

         SECTION 4.8. Maintenance of Project by Company. The Company agrees that during the term of this Agreement it will pay all costs of operating, maintaining and repairing the Project; provided, however, that the Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion of the Project and sell, trade-in, exchange or otherwise dispose of such removed portion without any responsibility or accountability to the Issuer, the Trustee or the Bondholders therefor.

         SECTION 4.9. Redemption or Purchase of Bonds. The Issuer shall take all steps then necessary under the applicable provisions of the Indenture and then applicable federal and state laws and regulations for the redemption or purchase of Bonds upon receipt by the Issuer and the Trustee from the Company of a written notice specifying:

                  (a) the principal amount of Bonds to be redeemed or purchased;

                  (b) the date of such redemption or purchase, which date, in the case of a redemption of Bonds, shall be at least forty-five (45) days subsequent to the receipt by the Trustee of such notice; and

                  (c) in the case of a redemption of Bonds, directions to mail a notice of redemption.

In the case of a purchase of Bonds, the written notice to the Trustee shall, if available moneys in the Bond Fund are insufficient to purchase the principal amount of Bonds specified in (a) above, be accompanied by a deposit into the Bond Fund of cash or Government Obligations sufficient, together with other moneys then available in the Bond Fund, to make the directed purchase of Bonds.

         SECTION 4.10. Tax Covenants. The Company covenants and agrees that it will not use or permit the use by any person of any of the funds provided by the Issuer hereunder or any other of its funds, directly or indirectly, or direct the Trustee to invest any funds held by it under the Indenture or this Agreement, in such manner as would, or enter into, or allow any "related person" (as defined in Section 103(b)(13) of the 1954 Code) to enter into, any arrangement, formal or informal, that would, or take or omit to take any other action that would, cause any Bond to be an "arbitrage bond" within the meaning of Section 148(a) of the Code or result in the loss of the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds to the extent afforded under Section 103 of the 1954 Code. The Company acknowledges
Section 6.02 of the Indenture and agrees to perform all duties imposed upon it by such Section including but not limited to its obligations under the Rebate Agreement. Insofar as said Section imposes duties and responsibilities on the Company, it is specifically incorporated herein by reference.

         SECTION 4.11.    Ad Valorem Taxes.  The Project shall be
subject to assessment thereof for ad valorem taxes in the manner provided by law.

                                    ARTICLE V

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 5.1. Events of Default. Each of the following shall be an "Event of Default" under this Agreement:

                  (a) Failure by the Company to pay when due the amounts required to be paid pursuant to the Notes or the failure by the Company to pay within 30 days of the date due any other amounts required to be paid pursuant to this Agreement.

                  (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed hereunder, other than as referred to in subsection (a) of this Section 5.1, for a period of 60 days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such period if corrective action is instituted by the Company within the applicable period and diligently pursued until the failure is remedied.

                  (c) The dissolution or liquidation of the Company, except as permitted by Section 4.5 hereof, or the commencement by the Company of any case or proceeding seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar law of the United States or any state, or adjudication of the Company as bankrupt, or an assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Company in any proceeding for its reorganization instituted under the provisions of Title 11 of the United States Code, as amended, or under any similar statutory provision which may hereafter be enacted.

The foregoing provisions of Section 5.1(b) are subject to the limitation that, if by reason of force majeure the Company is unable in whole or in part to carry out its agreements herein contained other than those set forth in Sections 4.5 and 4.10 hereof, an Event of Default shall not be deemed to have occurred during the continuance of such inability. The term "force majeure" as used herein shall mean the following: acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of any state or any of their departments, agencies or officials or of any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraints of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission lines, pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy to the extent practicable with all reasonable dispatch the effects of any force majeure preventing the Company from carrying out its agreements; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

         SECTION 5.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, the Issuer may, in addition to any other remedy now or hereafter existing at law, in equity or by statute, take either or both of the following remedial steps:

                  (a) By written notice to the Company, the Issuer may declare all amounts payable pursuant to the Notes to be immediately due and payable, whereupon the same shall become immediately due and payable.

                  (b) The Issuer may take whatever action at law or in equity may appear necessary or desirable to collect the amounts referred to in
         (a) above then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

Any amounts collected pursuant to action taken under this Section 5.2 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee and the paying agents and all other amounts required to be paid under the Indenture shall have been paid, to the Company.

         SECTION 5.3. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should breach any of the provisions of the Notes or this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer.

         SECTION 5.4. No Additional Waiver Implied by One Waiver. In the event any provision contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. Term of This Agreement. This Agreement shall remain in full force and effect from the date hereof until such time as all of the outstanding Bonds shall have been fully paid or provision made therefor in accordance with the provisions of the Indenture, whichever shall first occur, and the fees and expenses of the Trustee and any paying agents and all other amounts payable by the Company under this Agreement and the Notes shall have been paid.

         SECTION 6.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Issuer, at 1306 Walter Sillers Building, 550 High Street, Jackson, Mississippi 39205, Attention: Executive Director; if to the Company, at 500 Bayfront Parkway, Pensacola, Florida 32501, Attention: Treasurer, with copies to Southern Company Services, Inc., 64 Perimeter Center East, Atlanta, Georgia 30346, Attention: Corporate Finance Department; and if to the Trustee, at 2510 14th Street, 1 Hancock Plaza, Gulfport, Mississippi 39501, Attention:
Trust Department. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         SECTION 6.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in
Section 4.5 hereof.

         SECTION 6.4. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         SECTION 6.5. Amounts Remaining in the Bond Fund. Any amounts remaining in the Bond Fund upon termination of this Agreement shall, to the extent provided by Section 5.08 of the Indenture, belong to and be paid to the Company by the Trustee.

         SECTION 6.6. Amendments. This Agreement may not be effectively terminated except in accordance with the provisions hereof and may not be effectively amended except by a written agreement in accordance with Article XI of the Indenture and signed by the parties hereto.

         SECTION 6.7. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 6.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi.

         SECTION 6.9. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         SECTION 6.10. Other Financing. Notwithstanding anything in this Agreement to the contrary, the Issuer and the Company may hereafter enter into agreements to provide for the financing or refinancing of costs of the Project or any portion thereof in lieu of or in addition to the provisions herein for Additional Bonds.

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.


                                                  MISSISSIPPI BUSINESS FINANCE
                                                  CORPORATION


[SEAL]
                                       By:
                                                  Executive Director


ATTEST:



Secretary



                                                   GULF POWER COMPANY

[SEAL]

                                       By:
                                                   Vice President

ATTEST:



        Secretary

STATE OF MISSISSIPPI                        )
                                            ) ss:
COUNTY OF HARRISON                          )


         Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of February, 1996, within my jurisdiction, the within named William T. Barry and James Vernon Smith, Sr., who acknowledged that they are the Executive Director and Secretary of the Mississippi Business Finance Corporation, and that in said representative capacities they executed the above and foregoing instrument, after first have been duly authorized so to do.

[SEAL]
                                                       Notary Public

My Commission Expires:

--------------------------


STATE OF FLORIDA                      )
                                      ) ss:
COUNTY OF ESCAMBIA                    )


         Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of February, 1996, within my jurisdiction, the within named A. E. Scarbrough and Warren E. Tate, who acknowledged that they are the Vice President and Secretary of Gulf Power Company, a Maine corporation, and that for and on behalf of the said corporation and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


[SEAL]
                                                       Notary Public

My Commission Expires:

--------------------------

                                                                     EXHIBIT A


                               GULF POWER COMPANY
                                 PROMISSORY NOTE
$__________                                                            [Date]

         GULF POWER COMPANY, a corporation organized and existing under the laws of the State of Maine (the "Company"), acknowledges itself indebted and for value received hereby promises to pay to the order of the Mississippi Business Finance Corporation (the "Issuer"), and its successors and assigns, the principal sum of ___________________ DOLLARS ($________ ) together with interest on the unpaid principal balance thereof from the date hereof until the Company's obligation with respect to the payment of such sum shall be discharged at the rate borne by the Bonds referred to below. As additional interest hereon there shall be payable, and the Company promises to pay when due, amounts which shall equal the premium, if any, due on such Bonds in connection with the redemption thereof.

         This Note is issued to evidence a portion of the Loan (as defined in the Agreement hereinafter referred to) of the Issuer to the Company and the obligation of the Company to repay the same and shall be governed by and be payable in accordance with the terms and conditions of a loan agreement (the "Agreement") between the Issuer and the Company dated as of February 1, 1996, pursuant to which the Issuer has loaned to the Company the proceeds of the sale of the Issuer's $__________ of Pollution Control Revenue Refunding Bonds, Series _____ (Gulf Power Company Project) (the "Bonds"). Additional similar Notes may be issued by the Company as provided in the Agreement. This Note (together with the Agreement) has been assigned to Hancock Bank (the "Trustee"), acting pursuant to a trust indenture dated as of February 1, 1996 (the "Indenture") between the Issuer and the Trustee, and may not be assigned by the Trustee except to a successor Trustee pursuant to the terms of the Indenture. Such assignment is made as security for the Bonds, and any other bonds which are or may at any time be issued and outstanding under the Indenture. The Bonds are dated and bear interest in accordance with the provisions of the Indenture, payable on ____________________ and __________________________ in each year commencing ___________________ at the rate of ____________________ percent
(____%) per annum, and mature on ______________________. The Bonds are subject to redemption prior to maturity as provided therein.

         Subject to the provisions of the Agreement, payments hereon are to be made by paying to the Trustee, as assignee of the Issuer, in funds which will be immediately available on the day payment is due, amounts which, and at or before times which, shall correspond to the payments with respect to the principal of and premium, if any, and interest on the Bonds whenever and in whatever manner the same shall become due, whether at stated maturity, upon redemption or declaration or otherwise. If at the date any payments on the Bonds are due there are any available moneys in the Bond Fund established under the Indenture, such moneys shall be credited against the payment then due hereunder, first in respect of interest and then, to the extent of remaining moneys, in respect of principal. Upon the occurrence of an Event of Default, as defined in the Agreement, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement.

         Neither the officers of the Company nor any persons executing this Note shall be liable personally or shall be subject to any personal liability or accountability by reason of the issuance hereof.

         IN WITNESS WHEREOF, Gulf Power Company has caused this Note to be executed in its corporate name and on its behalf by its President, its Treasurer or a Vice President by his manual signature, and its corporate seal to be impressed hereon and attested by the manual signature of its Secretary or an Assistant Secretary, all as of the date first above written.

                                                  GULF POWER COMPANY

[SEAL]

                                               By:__________________________

                                            Title:______________________

Attest:_______________________

Title:________________________

                                   ASSIGNMENT


         Pay to the order of Hancock Bank, as assignee of the Mississippi Business Finance Corporation, under the Trust Indenture, dated as of February 1, 1996, between the Mississippi Business Finance Corporation and Hancock Bank, as Trustee, securing the payment of Mississippi Business Finance Corporation Pollution Control Revenue Refunding Bonds, Series _____ (Gulf Power Company Project), in the original principal amount of $---------------.

Dated:__________________

                                                   MISSISSIPPI BUSINESS FINANCE
                                                   CORPORATION


                                                  By:__________________________
                                               Title:_______________________